Exhibit 4.1

SUPPLEMENTAL INDENTURE

This Supplemental Indenture dated as of May 13, 2011(this “Supplemental Indenture”), among Lions Gate Entertainment Inc., a Delaware corporation (the “Issuer”), Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia (“Parent”), the other Guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”).

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered the Indenture, dated as of October 21, 2009 (as supplemented and amended to date, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 10.25% Senior Secured Second-Priority Notes due 2016 (the “Notes”);

WHEREAS, the Issuer has previously issued and sold $236,000,000 aggregate principal amount of Notes (the “Initial Notes”); and

WHEREAS, the Issuer, the Guarantors and the Trustee have duly authorized the execution and delivery of this instrument to provide for the issuance of additional notes in the aggregate principal amount of up to $200,000,000 (the “Additional Notes”) and certain other amendments to the Indenture as set forth herein and have done all things necessary to make this instrument a valid agreement of the parties hereto, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
DEFINITIONS

Section 1.01.  Definitions.  Capitalized terms used in this instrument and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE II
ADDITIONAL NOTES

Section 2.01.  Additional Notes.

(a)                      $200,000,000 aggregate principal amount of Additional Notes shall be issued under the Indenture.  Such Additional Notes shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue price and the first interest payment date) as the Initial Notes.

(b)                     Each Guarantor hereby confirms and acknowledges its Notes Guarantee of the Initial Notes and the Additional Notes.

ARTICLE III
AMENDMENTS

Section 3.01.  Amendments.

(a)                      Section 1.01 of the Indenture shall be amended by inserting immediately prior to the period in the definition of “Intercreditor Agreement” the following new phrase:

“or Indebtedness secured by Liens permitted under clause (15) of Section 4.12”.

(b)                     Section 4.03(f) of the Indenture will be added and will appear as follows:

“ (f)                           The quarterly and annual financial information required by this Section 4.03 shall include a presentation, in “management’s discussion and analysis of financial condition and results of operations”, of the Borrowing Base as of the end of the fiscal quarter or fiscal year to which such financial information relates, which shall present both the total Borrowing Base and the components thereof as represented by each numbered clause in the definition of “Borrowing Base”, and which shall present the foregoing on both a gross and net basis (i.e., before and after giving effect, as applicable, to the percentage multipliers set forth in certain of the numbered clauses in the definition of “Borrowing Base” and to the other limitations set forth in the definition of “Borrowing Base”); provided that the presentation will include amounts for each numbered clause of the definition of “Borrowing Base” (but not the components of each numbered clause) and the amounts described in clause (xv) of the definition of “Borrowing Base” shall be deducted under each of the other numbered clauses, as applicable, and there will be no separate sum total of such deductions under clause (xv).

(c)                      Section 4.07(a)(4)(B) of the Indenture shall be deleted in its entirety and replaced with the following:

“(B)                          the Issuer could Incur $1.00 of additional Secured Funded Indebtedness pursuant to Section 4.09(a)(1) after giving effect, on a pro forma basis, to such Restricted Payment; and”

(d)                     Section 4.09(b)(18) of the Indenture shall be deleted in its entirety and replaced with the following:

“(18)                      (A) Indebtedness pursuant to the Pennsylvania Regional Financing Arrangement in an amount no greater than $66,000,000 and (B) Indebtedness represented by up to $200,000,000 of Additional Notes (including any Notes Guarantees thereof);”

(e)                      Section 4.12(15) of the Indenture shall be deleted in its entirety and replaced with the following:

“(15)                      Liens granted by one or more of the Issuer and its Restricted Subsidiaries to secure Indebtedness permitted to be Incurred under clause (a)(2) under Section 4.09 or any refinancing of such Indebtedness permitted pursuant to clause (b)(11) under Section 4.09 in each case, which Liens are junior in priority to the Second-Priority Liens pursuant to an intercreditor agreement to which the Trustee is a party, under which intercreditor agreement the rights of the holders of Second-Priority Liens with respect to such junior lien holders are not materially less favorable, taken as a whole, than the rights of the holders of First-Priority Liens with respect to holders of the Second-Priority Liens under the corresponding Intercreditor Agreement then in effect with respect to such Collateral.”

(f)                        A new Section 4.21 of the Indenture will be added, and will appear as follows:

“Section 4.21 Limitation on lines of business.

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.”

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(g)                     Section 12.01 shall be amended by inserting immediately after the phrase “10 Business Days” in the first sentence thereof, the following new phrase:

“or such longer period of time as set forth in the Collateral Documents”.

(h)                     Section 8.04(6) of the Indenture shall be deleted in its entirety and replaced with the following:

“(6)                            the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, including that, assuming no intervening bankruptcy of the Issuer between the date of deposit and the 91st day following the deposit and assuming that no holder is an “insider” of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;”

(i)                         The only paragraph of Section 12.08 of the Indenture shall be deleted in its entirety and replaced with the following:

“If any Indebtedness permitted to be incurred under this Indenture is secured by Liens permitted to be incurred under this Indenture, the Collateral Agent shall, upon receipt of an Officers’ Certificate and an Opinion of Counsel, enter into an Intercreditor Agreement with the representative of the holders of such Indebtedness and the Administrative Agent with terms substantially similar to the Intercreditor Agreements in existence on the Issue Date.”

(j)                         Section 2.3(a) of Appendix A to the Indenture shall be amended by inserting as the last sentence thereto the following sentence:

“Notwithstanding any provision contained in this Indenture, (x) Additional Notes shall also be considered Rule 144A Notes or Regulations S Notes, as applicable, and (y) the Restricted Notes Legend contained on any Note shall not be permitted to be removed from such Note until the Restricted Notes Legends contained on all outstanding Notes are permitted to be removed, including Additional Notes.”

ARTICLE IV
MISCELLANEOUS

Section 4.01.                             Relation to Indenture.  This Supplemental Indenture supplements the Indenture, and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture, and the Notes issued thereunder shall continue in full force and effect.

Section 4.02.                             Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.03.                             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 4.04.                             Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

ISSUER

LIONS GATE ENTERTAINMENT INC.

By:	/s/ Wayne Levin
Name: Wayne Levin
Title: Vice President

PARENT

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ Wayne Levin
Name: Wayne Levin
Title: Executive Vice President

GUARANTORS

100 PLUS PRODUCTIONS, INC.
ABX PRODUCTIONS, INC.
ALL ABOUT US PRODUCTIONS INC.
ARIMA, INC.
ARTISAN ENTERTAINMENT INC.
ARTISAN FILMED PRODUCTIONS INC.
ARTISAN HOME ENTERTAINMENT INC.
ARTISAN PICTURES INC.
ARTISAN RELEASING INC.
BACKSEAT PRODUCTIONS, LLC
BASTER PRODUCTIONS, LLC
BD OPTICAL MEDIA, INC.
BHF PRODUCTIONS, INC.
BLAIR WITCH FILMS, LLC
BLUE MOUNTAIN STATE PRODUCTIONS CORP.
BOSS KANE PRODUCTIONS, INC.
BURROWERS PRODUCTIONS, INC.
COUNTRYMAN PRODUCTIONS, LLC
CRASH 2 TELEVISION PRODUCTIONS, INC.
CRASH TELEVISION PRODUCTIONS, INC.
CUPID PRODUCTIONS, INC.
DANCING ELK PRODUCTIONS, LLC

DD2 ACQUISITION CORP.
DEAD ZONE PRODUCTION CORP.
DEBMAR STUDIOS, INC.
DEBMAR/MERCURY (WW) PRODUCTIONS LLC
DEBMAR/MERCURY, LLC
DELISH PROJECTS, LLC
DELISH TELEVISION DEVELOPMENT, LLC
DJM SERVICES, INC.
DODGE PRODUCTIONS LLC
DRESDEN FILES PRODUCTIONS CORP.
DRESDEN FILES PRODUCTIONS I CORP.
FEAR ITSELF PRODUCTIONS CORP.
FILM HOLDINGS CO.
FIVE DAYS PRODUCTIONS CORP.
GC FILMS, INC.
GC SHORT FILMS, INC.
GOOD EVEL PRODUCTIONS, INC.
GRINDSTONE ENTERTAINMENT GROUP, LLC
HEART FRANK, INC.
HIGHER POST LLC
HORSEMEN PRODUCTIONS, LLC
INVISIBLE CASTING INC.
IWC PRODUCTIONS, LLC
JV1 DELISH, LLC
KILL PIT PRODUCTIONS INC.
LANDSCAPE ENTERTAINMENT CORP.
LG HORROR CHANNEL HOLDINGS, LLC
LG PICTURES INC.
LIONS GATE FILMS INC.
LIONS GATE FILMS PRODUCTIONS CORP./ PRODUCTIONS FILMS LIONS GATE S.A.R.F.
LIONS GATE INDIA INC.
LIONS GATE INTERNATIONAL SALES, LLC
LIONS GATE MANDATE FINANCING VEHICLE INC.
LIONS GATE MUSIC CORP.
LIONS GATE MUSIC PUBLISHING LLC
LIONS GATE MUSIC, INC.
LIONS GATE ONLINE SHOP INC.
LIONS GATE PENNSYLVANIA, INC.
LIONS GATE RECORDS, INC.
LIONS GATE SPIRIT HOLDINGS, LLC
LIONS GATE TELEVISION DEVELOPMENT LLC
LIONS GATE TELEVISION INC.
LIONS GATE X PRODUCTIONS, LLC
LOL PRODUCTIONS, LLC
LUCKY 7 PRODUCTIONS CORP.
LUDUS PRODUCTIONS, INC.
MANDATE FILMS, LLC
MANDATE PICTURES LLC
MANIFEST ENTERTAINMENT, LLC
MERCURY PRODUCTIONS, LLC

MOTHER PRODUCTIONS CORP.
MQP, LLC
NEXT PRODUCTION INC.
NGC FILMS, INC.
NURSE PRODUCTIONS INC.
PEARL RIVER HOLDINGS CORP.
PEEPLES PRODUCTIONS, INC.
PGH PRODUCTIONS, INC.
PLANETARY PRODUCTIONS, LLC
PLAYLIST, LLC
POWER MONGERING DESPOT, INC.
PRODUCTION MANAGEMENT INC.
PROFILER PRODUCTIONS CORP.
PSYCHO PRODUCTIONS SERVICES CORP.
PWG PRODUCTIONS, INC.
PX1 PRODUCTIONS CORP.
PX1 PRODUCTIONS, INC.
R & B PRODUCTIONS, INC.
RABBIT PRODUCTIONS, INC.
SCREENING ROOM, INC.
SILENT DEVELOPMENT CORP.
SKILLPA PRODUCTIONS, LLC
SPECIAL OPS PRODUCTIONS, INC.
SS3 PRODUCTIONS, INC.
SWEAT PRODUCTIONS, INC.
TALK PRODUCTIONS CORP.
TED PRODUCTIONS, INC.
TERRESTRIAL PRODUCTIONS CORP.
TINY HORSE PRODUCTIONS, INC.
TOUCH PRODUCTIONS CORP.
U.R.O.K. PRODUCTIONS, INC.
VERDICT PRODUCTIONS, INC.
VESTRON INC.
WEEDS PRODUCTIONS INC.
WILDE KINGDOM PRODUCTIONS CORP.
WILDFIRE 2 PRODUCTIONS INC.
WILDFIRE 3 PRODUCTIONS INC.
WILDFIRE 4 PRODUCTIONS INC.
WILDFIRE PRODUCTIONS INC.

By:	/s/ Wayne Levin
Name:	Wayne Levin
Title:	Authorized Signatory

THE TRUSTEE

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald
Name: Paula Oswald
Title: Vice President